UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

Bare Escentuals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33048	20-1062857
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 23, 2007, Bare Escentuals, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to the Amended and Restated Credit Agreement among the Company, Bare Escentuals Beauty, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“BE Beauty”), BNP Paribas, as agent, and the lenders party thereto (the “Amendment”).  Pursuant to the Amendment, the terms of the Company’s $343.7 million senior secured term loan and $25.0 million revolving credit facility were amended to, among other things (i) permit the Company and its domestic subsidiaries to make acquisitions of up to $30,000,000 in any one fiscal year and up to $60,000,000 in the aggregate; and (ii) permit the amount that the Company and its domestic subsidiaries to invest in foreign subsidiaries to $25,000,000, plus the amounts spent for the acquisitions pursuant to clause (i).

A complete copy of the Amendment is filed herewith as Exhibit 10.50 and is incorporated herein by reference.  The foregoing description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.50	First Amendment to the Amended and Restated Credit Agreement among Bare Escentuals Beauty, Inc., Bare Escentuals, Inc., BNP Paribas and the lenders party thereto dated March 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

By:	/s/ Myles B. McCormick
Name:	Myles B. McCormick
Title:	Senior Vice President, Chief Financial
Officer, Chief Operations Officer and
Secretary

Date: April 2, 2007